      As filed with the Securities and Exchange Commission on June 7, 1996
                                                      REGISTRATION NO. 333-_____
________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 _____________

                              SAFESKIN CORPORATION
             (Exact name of registrant as specified in its charter)

                                 _____________

              FLORIDA                                           59-2617525
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                            Identification No.)


                       12671 HIGH BLUFF DRIVE, BUILDING B
                          SAN DIEGO, CALIFORNIA 92130
          (Address of principal executive offices, including zip code)

                                 _____________

       SAFESKIN CORPORATION AMENDED AND RESTATED EQUITY COMPENSATION PLAN

                            (Full title of the plan)
                                 _____________

                                 Richard Jaffe
                        Chairman of the Board, President
                          and Chief Executive Officer
                              Safeskin Corporation
                       12671 High Bluff Drive, Building B
                          San Diego, California 92130
                    (Name and address of agent for service)
                                 (619) 457-1414
         (Telephone number, including area code, of agent for service)

                                    Copy To:

                             John S. Fletcher, Esq.
                          Morgan, Lewis & Bockius LLP
                       5300 First Union Financial Center
                          200 South Biscayne Boulevard
                              Miami, Florida 33131
                                 (305) 579-0432

_______________________________________________________________________________

                              ____________________

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================
Title of securities to be       Amount to be             Proposed maximum             Proposed maximum              Amount of
       registered                registered             offering price per        aggregate offering price      registration fee
                                                               share
- ------------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $.01        1,000,000 shares  (1)         $ 35.75 (2)             $35,750,000.00               $12,328.00
  par value per share
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Equity Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Safeskin Corporation's outstanding shares of Common Stock.

(2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Common Stock of Safeskin Corporation on June 3, 1996, as reported by the NASDAQ National Market.
                            ______________________

Approximate date of proposed commencement of sales pursuant to the plan: promptly, and on a continuous basis for more than 30 days after the effective date of this Registration Statement.

REGISTRATION STATEMENT ON FORM S-8

The Company filed a Registration Statement on Form S-8 (File No. 33-77550) on April 11, 1994. The contents of such earlier Registration Statement are incorporated herein by reference.




OPINIONS AND CONSENTS

Exhibit No.      Exhibits
- -----------      --------
   5             Opinion of Morgan, Lewis & Bockius LLP

  23.1           Consent of Morgan, Lewis & Bockius LLP *

  23.2           Consent of Coopers & Lybrand L.L.P.

________________________

*        Included as part to the opinion contained in Exhibit 5 herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 29th day of May, 1996.

                                           SAFESKIN CORPORATION


                                           By /s/ Richard Jaffe
                                              -------------------
                                              Richard Jaffe
                                              Chairman of the Board, President
                                              and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Neil K. Braverman and Richard Jaffe, and each of them acting alone, his true and lawful attorney-in-fact, in his name, place and stead, to execute and cause to be filed with the Securities and Exchange Commission any amendments or post-effective amendments to this Registration Sttement.

         Signature                                          Title                                            Date
         ---------                                          -----                                            ----
/s/ Neil K. Braverman                              Co-Chairman of the Board                                  May 29, 1996
- -----------------------------                      and Director
Neil K. Braverman


/s/ Irving Jaffe                                   Chairman Emeritus and Director                            May 29, 1996
- ------------------------------
Irving Jaffe


/s/ Richard Jaffe                                  Chairman of the Board, President, Chief                   May 29, 1996
- ------------------------------                     Executive Officer and Director
Richard Jaffe


/s/ Howard L. Shecter                              Director                                                  May 29, 1996
- ------------------------------
Howard L. Shecter


/s/ Joseph Stemler                                 Director                                                  May 29, 1996
- ------------------------------
Joseph Stemler


/s/ David L. Morash                                Executive Vice President and Chief                        May 29, 1996
- ------------------------------                     Financial Officer
David L. Morash

                                 Exhibit Index



Exhibit No.               Exhibit                                                                               Page
- -----------               -------                                                                               ----
5                         Opinion and Consent of Morgan, Lewis & Bockius LLP

23.2                      Consent of Coopers & Lybrand L.L.P.